FRESH START PRIVATE MANAGEMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

DECEMBER 31, 2010

	Fresh Start Private	Fresh Start
	Management, Inc.	Private, Inc.	Adjustments
	2010	2010	DR	CR	Note 4	Consolidated
ASSETS
Current assets:
Cash	$1,866	$7,128				$8,994
Accounts receivable	-	-				-
	-
Total current assets	1,866	7,128				8,994
Note and interest receivable	89,070			89,070	a	-
Fixed assets, net	-	4,304				4,304
Other assets
License	3,970,575					3,970,575
Deposit	-	490				490
Total other assets	3,970,575	490				3,971,065
Total assets	$4,061,511	$11,922				$3,984,363

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	19,068	12,000				31,068
Deferred revenue	-	6,500				6,500
Advances from related parties	-	77,066				77,066
Total current liabilities	19,068	95,566				114,634

Long-term liabilities
Notes payable-related party	-	89,070	89,070		a	-

Total Liabilities	19,068	184,363				114,634
Stockholders’ Equity (Deficit):
Common stock subscribed	4,070,575	-				4,070,575
Common stock, $0.001 par value; 16,000,000 shares authorized,; 16,000,000 issued and outstanding		16,000	16,000		b	-

Common stock, $0.001 par value; 200,000,000 shares authorized,; 112,430,000 issued and outstanding	75,430			37,000	c	112,430
Additional paid-in capital	18,000	-	37,000 121,562	16,000	c b	(124,562)
Accumulated deficit	(121,562)	(188,714)		121,562	b	(188,714)

Total stockholders’ equity (deficit)	4,042,443	(172,714)				3,869,729
Total liabilities and stockholders' equity (deficit)	$4,061,511	$11,922				$3,984,363

FRESH START PRIVATE MANAGEMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

	Fresh Start Private	Fresh Start
	Management, Inc.	Private, Inc.	Adjustments
	2010	2010	DR	CR	Note 4	Consolidated

Revenue	$-	144,400				$334,080

Cost of revenue	-	38,980				38,980

Gross profit	-	105,420				105,420

Costs and Expenses:
Consulting fees	4,291	-				4,291
Office and general	7,531	230,315				236,446
Professional fees	12,334	28,220				40,974

Total costs and expenses	24,156	258,535				282,691

Operating loss	(24,156)	(153,115)				(177,271)
Other Income (loss)
Interest (expense)		(1,070)		1,070	a	-
Interest income	1,070		1,070		a	-

Net loss	$(23,086)	$(154,185)				$(177,271)

Net earnings (loss) per share:
Basic and diluted	$(0.00)	$(0.01)				$(0.00)

Weighted average common shares outstanding, basic and diluted	75,430,000	11,684,931				75,430,000

FRESH START PRIVATE MANAGEMENT, INC

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

1. Basis of Presentation

Pursuant to a common stock share exchange agreement dated October 31, 2011 between Fresh Start Private Management, Inc (the “Company”) and Fresh Start Private, Inc. (“Fresh Start”); the Fresh Start shareholders agree to exchange all of their common stock in Fresh Start for 31.3% of the total restricted outstanding and issued shares of the Company.

Since not all information required for annual financial statements is included herein; the following unaudited pro forma condensed consolidated financial statements presented below should be read in conjunction with the Company’s Form 10-Q for the nine months ended September 30, 2011 and the Fresh Start Private, Inc’s financial statements for the period ended September 30, 2011. These statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars.

The unaudited pro forma condensed consolidated financial statements as of September 30, 2011 are presented as if the merger occurred on January 1, 2011.  The unaudited pro forma condenses consolidated financial statements as of December 31, 2010 are presented as if the merger occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our financial position and results of operations actually would have been for the periods presented, nor do such financial statements purport to represent the results of future periods. The pro forma adjustments are based upon available information.

Based on a review of the accounting policies of Fresh Start, it is the Company management’s opinion that there are no material accounting differences between the accounting policies of Fresh Start Private, Inc. and Fresh Start Private Management, Inc.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company’s accounting policies.   No potential costs savings, non-recurring charges, or credits are anticipated by the Company’s management subsequent to completion of the transactions.

 2. Business Acquisition

The share exchange agreement as described above is intended to qualify as a tax-free exchange pursuant to Section 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

3. Pro Forma Assumptions

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

a) All of the Fresh Start Private Inc’s. common shareholders agree to exchange all of their common stock in Fresh Start Private Management Inc., equal to 100% of the issued and outstanding shares, for 37,000,000 of the Company’s restricted common shares representing 31.3% of the total number of issued and outstanding shares of the Company as of October 31, 2011

b.) The exchange agreement will be accounted for as a reverse merger and a tax-free reorganization.

4. Unaudited Pro Forma Adjustments

a.) To record the Notes payable issued by Fresh Start Private Inc. to the Company and related accrued interest and interest (expense) and income

b.) These adjustments reflect the recapitalization as a result of the transactions related to the share exchange

5. Pro Forma Share Capital

Pro forma share capital at reverse merged date has been determined as follows:

 Issued common shares of:

	Number of shares	Par Value	Additional Paid-in capital	Amount
Fresh Start Private Management, Inc.	118,141,938	118,142	18,000	130,430
Fresh Start Private, Inc.	0	0	0	0

Pro-forma balance	118,141,938	118,142	18,000	130,430